Exhibit 99.4
METROSPACES WILL OFFER ITS BUENOS AIRES APART-HOTEL PROJECT UNDER FRACTIONAL OWNERSHIP

MIAMI, FL-(PRNEWSWIRE (September 16th , 2013) Metrospaces,Inc. (OTCQB: MSPC ) Today announces that, starting 4Q of 2013, it will offer up to 40% of its Chacabuco 1353 Apart-Hotel units to investors under fractional ownership.  The Company expects to receive up to 1.8 X more revenue per unit, than as if sold as to single buyers.

 Mr. Brito, stated, “This is one of the many strategies we will continue to adopt to enhance shareholder value for Metrospaces.  We will also offer this service to selected 3rd party developers in Buenos Aires, that want to offer their projects under fractional ownership to international investors.  Collaborative consumption is growing at a significant pace, and real estate ownership is no exception.  We will offer a one month ownership plan for an average price of $15,000 for our 46M2 apartment units at Chacabuco 1353 project.  This is a fantastic value for anyone looking to buy a vacation home they can use one month out of the year, or rent out to tourist and business men when they choose not to use their time.  Much different to timeshare property, fractional ownership offers owners the possibility to participate in any capital appreciation.  This is an incredible value proposition to retail real estate investors.”

Metrospaces was originally founded  by company President Oscar Brito.
Six years ago Metrospaces shareholders saw a unique opportunity to participate in several exciting property markets around the world. Through their world-wide network of highly recognized real estate entrepreneurs, the company was able to capitalize on unique real estate development opportunities. Since Inception the company has leveraged those relationships along with extensive  financial expertise and transformed excellence  by results.

Metrospaces is a boutique real estate development company, a product of the alliance of Metrospace shareholders, along with an elite group of real estate professionals and entrepreneurs located around the world. Company shareholders have extensive careers in real estate financing worldwide, and have funded projects both  in the America’s and across Europe valued in excess of US $350Million.

Metrospaces majority shareholders has partnered with Investors on Elite properties including The London  BLVGARI 5 Star Hotel, and is currently involved in negotiations for the development of several Elite luxury properties in South America.

Among Metrospace partners are Architects, Real Estate Developers, Agents and Attorneys of the highest standing, with extensive experience in the global property market.

About Metrospaces:

Metrospaces www.metrospaces.net  is a publicly traded real estate investment and Development Company which acquires land, designs, builds, and develops then  resells condominiums and Luxury  High-End Hotels, principally in urban areas of Latin America. The company’s current projects are located in Buenos Aires, Argentina, and Caracas, Venezuela.

Relevant Links:
www.metrospaces.net

Safe Harbor Statement.
Statements in this news release may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Metrospaces Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

Company Contact: Tel: 305-600-0407
Investor Relations: investors@metrospaces.net